Exhibit 4.2

EXECUTION COPY

AXIALL CORPORATION

FIRST SUPPLEMENTAL INDENTURE
To the Indenture dated as of February 1, 2013

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 30, 2013, among Axiall Holdco, Inc. (the “Guaranteeing Subsidiary”), a Delaware corporation and subsidiary of Axiall Corporation, a Delaware corporation (the “Issuer”), the Issuer and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 1, 2013, providing for the issuance of 4.875% Senior Notes due 2023 (the “Notes”);

WHEREAS, the Indenture provides that the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth therein and herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      CAPITALIZED TERMS.   Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      AGREEMENT TO GUARANTEE.   The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

4.                                      NO RECOURSE AGAINST OTHERS.   No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuer or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.   Each Holder of the Notes by accepting a Note waives and releases all such liability.

5.                                      NEW YORK LAW TO GOVERN.   THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.                                      COUNTERPARTS.   The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.                                      EFFECT OF HEADINGS.   The Section headings herein are for convenience only and shall not affect the construction hereof.

8.                                      THE TRUSTEE.   The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: December 30, 2013

AXIALL CORPORATION

	By:	/s/ Gregory Thompson
Name: Gregory Thompson
Title: Chief Financial Officer

AXIALL HOLDCO, INC.

	By:	/s/ Gregory Thompson
Name: Gregory Thompson
Title: Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

	By:	/s/ Jack Ellerin
Authorized Signatory

Signature Page to First Supplemental Indenture for 4.875% Senior Notes